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                                                                   Exhibit 11.2


                       Computation of Per Share Earnings

            For the Six Month Periods Ended June 30, 1997 and 1996

                                                                                  1997          1996
                                                                              ------------  ------------
PRIMARY NET INCOME PER SHARE

Average shares outstanding..................................................    14,996,121    14,791,962
Net effect of dilutive stock options and
 warrants based on the treasury stock
 method using average market price..........................................       314,480       824,946

                                                                              ------------  ------------
Total.......................................................................    15,310,601    15,616,908
                                                                              ------------  ------------
                                                                              ------------  ------------
Net income..................................................................  $    687,227  $    804,626
                                                                              ------------  ------------
                                                                              ------------  ------------
Primary net income per share................................................  $       0.04  $       0.05
                                                                              ------------  ------------
                                                                              ------------  ------------
FULLY DILUTED NET INCOME PER SHARE
Average shares outstanding..................................................    14,996,121    14,791,962
Net effect of dilutive stock options and
 warrants based on the treasury stock
 method using ending market price...........................................       314,480       824,946
                                                                              ------------  ------------
Total.......................................................................    15,310,601    15,616,908
                                                                              ------------  ------------
                                                                              ------------  ------------
Net income..................................................................  $    687,227  $    804,626
                                                                              ------------  ------------
                                                                              ------------  ------------
Fully diluted net income per share..........................................  $       0.04  $       0.05
                                                                              ------------  ------------
                                                                              ------------  ------------
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